Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2018 Fourth Quarter and Full Year Results
Fourth Quarter Recurring Revenue Grows 5% Representing 90% of Total Revenue; Achieves Updated 2018 Financial Guidance Topping Profitability and Cash Estimates; Announces 2019 Financial Guidance

Charleston, S.C. (February 6, 2019) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its fourth quarter and full year ended December 31, 2018.

"We had a solid finish to 2018 and we furthered our strategic initiatives to position the company for long-term success." said Mike Gianoni, Blackbaud's president and CEO. "We continued shifting the business towards a recurring revenue model, with our recurring revenue mix comprising 90% of total revenue in 2018. This was a banner year for Blackbaud innovation to digitally transform the markets we serve. The Blackbaud SKY platform has reached a level of maturity that enables us to bring new solutions to market like our entirely new Cloud Solution for Faith Based Communities, expanded Cloud Solution for Higher Education Institutions, and Nonprofit Resource Management, which is part of a joint initiative with Microsoft. And, we're rapidly advancing existing capabilities for our growing base of over 45,000 customers and millions of individual users worldwide."

Fourth Quarter 2018 Results Compared to Fourth Quarter 2017 Results:

•	Total GAAP revenue was $221.2 million, up 1.8%, with $199.9 million in GAAP recurring revenue, representing 90.4% of total GAAP revenue. GAAP recurring revenue was up 4.9%.

•	Total non-GAAP revenue was $221.8 million, up 1.2%, with $200.5 million in non-GAAP recurring revenue, representing 90.4% of total non-GAAP revenue. Non-GAAP recurring revenue was up 4.2%.

•	Non-GAAP organic recurring revenue increased 2.8%.

•	GAAP income from operations decreased 26.5% to $14.7 million, with GAAP operating margin decreasing 260 basis points to 6.6%.

•	Non-GAAP income from operations decreased 10.3% to $42.3 million, with non-GAAP operating margin decreasing 240 basis points to 19.1%.

•	GAAP net income decreased 74.5% to $9.3 million, with GAAP diluted earnings per share of $0.19, down $0.57.

•	Non-GAAP net income increased 3.5% to $31.3 million, with non-GAAP diluted earnings per share of $0.65, up $0.02.

•	Non-GAAP free cash flow was $50.7 million, an increase of 17.0%.

"Our fourth-quarter results allowed us to exceed the mid-point of our updated full year revenue guidance, and exceed the high-end of our updated ranges for both profitability and cash flow," said Tony Boor, Blackbaud's executive vice president and CFO. "In 2019, we expect the positive shift in revenue mix towards recurring revenue to continue, and from a profitability and cash flow perspective, 2019 is an investment year to further expand our selling footprint, drive cloud innovation for our customers, and ensure scalability in our business."

An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Recent Company Highlights:

•	The company introduced Blackbaud Purchase Cards and Expense Management in Blackbaud Financial Edge NXT®, helping social good organizations streamline financial processes and maximize mission delivery.

•
Blackbaud announced the results of a commissioned Total Economic Impact™ study conducted by Forrester Consulting, which examines the return on investment that arts and cultural organizations may experience by engaging Blackbaud Target Analytics.

•	Blackbaud announced the acquisition of YourCause™, a market leader in enterprise philanthropy, corporate social responsibility and employee engagement software, effective January 2, 2019.

•	Forbes recognized Blackbaud as one of America’s Best Employers for Diversity for the second consecutive year.

•
Blackbaud reported a new #GivingTuesday record, announcing that its systems processed more than $62.6 million from charitable organizations receiving donations in the United States on #GivingTuesday in the strongest year yet. Average gift sizes and mobile giving were up year over year, and online donations were also up again for the seventh year running.

Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.

Full-Year 2018 Results Compared to Full-Year 2017 Results:

•	Total GAAP revenue was $848.6 million, up 7.6%, with $762.2 million in GAAP recurring revenue, representing 89.8% of total GAAP revenue.

•	Total non-GAAP revenue was $851.0 million, up 7.6%, with $764.5 million in non-GAAP recurring revenue, representing 89.8% of total non-GAAP revenue. Non-GAAP recurring revenue was up 11.3%.

•	Non-GAAP organic recurring revenue increased 5.6%.

•	GAAP income from operations decreased 12.9% to $59.4 million, with GAAP operating margin decreasing 160 basis points to 7.0%.

•	Non-GAAP income from operations increased 2.3% to $170.5 million, with non-GAAP operating margin decreasing 110 basis points to 20.0%.

•	GAAP net income decreased 39.1% to $44.8 million, with GAAP diluted earnings per share down $0.61 to $0.93.

•	Non-GAAP net income increased 16.9% to $124.6 million, with non-GAAP diluted earnings per share up $0.36 to $2.59.

•	Non-GAAP free cash flow was $149.0 million, an increase of 8.2%.

Dividend
Blackbaud announced today that its Board of Directors has declared a first quarter 2019 dividend of $0.12 per share payable on March 15, 2019 to stockholders of record on February 27, 2019.

Financial Outlook
Blackbaud today announced its 2019 full year financial guidance, which includes the acquisition of YourCause:

•	Non-GAAP revenue of $880 million to $910 million

•	Non-GAAP operating margin of 16.7% to 17.2%

•	Non-GAAP diluted earnings per share of $2.11 to $2.28

•	Non-GAAP free cash flow of $124 million to $134 million

PRESS RELEASE

Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

Reclassifications
Our revenue from "subscriptions" and "maintenance" and a portion of our "services and other" revenue have been combined within "recurring" revenue beginning in 2018. In order to provide comparability between periods presented, those amounts of revenue have been combined within "recurring" revenue in the previously reported consolidated statements of comprehensive income to conform to presentation of the current period. Similarly, "cost of subscriptions" and "cost of maintenance" and a portion of "cost of services and other" have been combined within "cost of recurring" in the previously reported consolidated statements of comprehensive income to conform to presentation of the current period. "Services and other" revenue has been renamed as "one-time services and other" and consists of revenue that did not meet the description of "recurring" revenue in the consolidated statements of comprehensive income. "Cost of services and other" has been renamed as "cost of one-time services and other" and consists of costs that did not meet the description of those related to "recurring" revenue in the consolidated statements of comprehensive income.

Adoption of New Revenue Accounting Standard
On January 1, 2018, we adopted Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"), using the full retrospective method of transition, which requires that the standard be applied to all periods presented. The impacts of adoption are reflected in the financial information herein. We have provided more detailed information regarding the impact of our adoption of ASU 2014-09 in a Form 8-K filed with the Securities and Exchange Commission on April 30, 2018. We have also made that information accessible via the Investor Relations section of our website.

Conference Call Details
What:    Blackbaud's Fourth Quarter and Full Year 2018 Conference Call
When:    February 7, 2019
Time:     8:00 a.m. (Eastern Time)
Live Call:     800-289-0462 (US/Canada); passcode 784893.
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, companies, education institutions, healthcare organizations and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, and Facebook.

PRESS RELEASE

Investor Contact:	Media Contact:
Mark Furlong	Brian Kosoy
Director of Investor Relations	Director, External Affairs
843-654-2097	843-654-3004
mark.furlong@blackbaud.com	brian.kosoy@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial results, expectations that our revenue will continue to grow, and expectations that we will achieve our projected 2019 full-year financial guidance. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as

PRESS RELEASE

if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

As previously disclosed, beginning in 2018, Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP tax rate will be reviewed annually to determine whether it remains appropriate in consideration of Blackbaud's financial results including its periodic effective tax rate calculated in accordance with GAAP, its operating environment and related tax legislation in effect and other factors deemed necessary. All 2017 measures of non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 32.0%.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$30,866	$29,830
Restricted cash due to customers	418,980	610,344
Accounts receivable, net of allowance of $4,722 and $5,141 at December 31, 2018 and December 31, 2017, respectively	86,595	95,679
Customer funds receivable	1,753	1,536
Prepaid expenses and other current assets	59,788	61,978
Total current assets	597,982	799,367
Property and equipment, net	40,031	42,243
Software development costs, net	75,099	54,098
Goodwill	545,213	530,249
Intangible assets, net	291,617	314,651
Other assets	65,363	57,238
Total assets	$1,615,305	$1,797,846
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$34,538	$24,693
Accrued expenses and other current liabilities	46,893	54,399
Due to customers	420,733	611,880
Debt, current portion	7,500	8,576
Deferred revenue, current portion	295,991	275,063
Total current liabilities	805,655	974,611
Debt, net of current portion	379,624	429,648
Deferred tax liability	44,291	48,023
Deferred revenue, net of current portion	2,564	3,643
Other liabilities	9,388	5,632
Total liabilities	1,241,522	1,461,557
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 59,327,633 and 58,551,761 shares issued at December 31, 2018 and December 31, 2017, respectively	59	59
Additional paid-in capital	399,241	351,042
Treasury stock, at cost; 10,760,574 and 10,475,794 shares at December 31, 2018 and December 31, 2017, respectively	(266,884)	(239,199)
Accumulated other comprehensive loss	(5,110)	(642)
Retained earnings	246,477	225,029
Total stockholders’ equity	373,783	336,289
Total liabilities and stockholders’ equity	$1,615,305	$1,797,846

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
Revenue
Recurring	$199,930	$190,641	$762,181	$684,583
One-time services and other	21,288	26,761	86,425	103,904
Total revenue	221,218	217,402	848,606	788,487
Cost of revenue
Cost of recurring	83,517	80,839	305,481	277,639
Cost of one-time services and other	19,779	21,583	76,261	84,265
Total cost of revenue	103,296	102,422	381,742	361,904
Gross profit	117,922	114,980	466,864	426,583
Operating expenses
Sales, marketing and customer success	49,801	43,336	192,848	169,559
Research and development	23,338	22,264	98,811	89,911
General and administrative	27,962	27,520	106,354	94,870
Amortization	1,137	1,107	4,844	3,271
Restructuring	1,005	794	4,590	794
Total operating expenses	103,243	95,021	407,447	358,405
Income from operations	14,679	19,959	59,417	68,178
Interest expense	(3,938)	(3,412)	(15,898)	(12,097)
Other income, net	744	679	1,103	2,260
Income before provision for income taxes	11,485	17,226	44,622	58,341
Income tax provision (benefit)	2,151	(19,412)	(219)	(15,292)
Net income	$9,334	$36,638	$44,841	$73,633
Earnings per share
Basic	$0.20	$0.78	$0.95	$1.58
Diluted	$0.19	$0.76	$0.93	$1.54
Common shares and equivalents outstanding
Basic weighted average shares	47,300,931	46,794,744	47,206,669	46,669,440
Diluted weighted average shares	48,025,617	48,014,250	48,045,084	47,775,702
Dividends per share	$0.12	$0.12	$0.48	$0.48
Other comprehensive (loss) income
Foreign currency translation adjustment	(3,885)	(484)	(5,218)	(789)
Unrealized (loss) gain on derivative instruments, net of tax	(1,827)	840	583	751
Total other comprehensive (loss) income	(5,712)	356	(4,635)	(38)
Comprehensive income	$3,622	$36,994	$40,206	$73,595

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Years ended December 31,
(dollars in thousands)	2018	2017
Cash flows from operating activities
Net income	$44,841	$73,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,566	73,948
Provision for doubtful accounts and sales returns	6,890	11,686
Stock-based compensation expense	48,274	40,631
Deferred taxes	(619)	(17,814)
Amortization of deferred financing costs and discount	752	838
Other non-cash adjustments	(1,912)	504
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	2,166	(15,821)
Prepaid expenses and other assets	(5,217)	(9,550)
Trade accounts payable	9,487	1,024
Accrued expenses and other liabilities	(2,027)	(4,973)
Deferred revenue	19,184	22,184
Net cash provided by operating activities	201,385	176,290
Cash flows from investing activities
Purchase of property and equipment	(14,719)	(10,208)
Capitalized software development costs	(37,629)	(28,345)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(44,943)	(146,789)
Purchase of derivative instruments	—	(568)
Proceeds from settlement of derivative instruments	—	1,030
Other investing activities	(500)	—
Net cash used in investing activities	(97,791)	(184,880)
Cash flows from financing activities
Proceeds from issuance of debt	270,900	774,500
Payments on debt	(322,476)	(679,119)
Debt issuance costs	—	(3,085)
Employee taxes paid for withheld shares upon equity award settlement	(27,685)	(23,962)
Proceeds from exercise of stock options	11	15
Change in due to customers	(188,502)	226,717
Change in customer funds receivable	(844)	6,644
Dividend payments to stockholders	(23,312)	(23,069)
Net cash provided by (used in) financing activities	(291,908)	278,641
Effect of exchange rate on cash, cash equivalents, and restricted cash	(2,014)	(550)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(190,328)	269,501
Cash, cash equivalents, and restricted cash, beginning of year	640,174	370,673
Cash, cash equivalents, and restricted cash, end of year	$449,846	$640,174
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	December 31, 2018	December 31, 2017
Cash and cash equivalents	$30,866	$29,830
Restricted cash due to customers	418,980	610,344
Total cash, cash equivalents and restricted cash in the statement of cash flows	$449,846	$640,174

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
GAAP Revenue	$221,218	$217,402	$848,606	$788,487
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	571	1,799	2,409	2,496
Non-GAAP revenue	$221,789	$219,201	$851,015	$790,983

GAAP gross profit	$117,922	$114,980	$466,864	$426,583
GAAP gross margin	53.3%	52.9%	55.0%	54.1%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	571	1,799	2,409	2,496
Add: Stock-based compensation expense	1,232	795	5,242	3,470
Add: Amortization of intangibles from business combinations	10,545	10,196	42,233	40,099
Add: Employee severance	52	21	918	994
Add: Acquisition-related integration costs	—	—	25	86
Subtotal	12,400	12,811	50,827	47,145
Non-GAAP gross profit	$130,322	$127,791	$517,691	$473,728
Non-GAAP gross margin	58.8%	58.3%	60.8%	59.9%

GAAP income from operations	$14,679	$19,959	$59,417	$68,178
GAAP operating margin	6.6%	9.2%	7.0%	8.6%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	571	1,799	2,409	2,496
Add: Stock-based compensation expense	12,591	9,576	48,274	40,631
Add: Amortization of intangibles from business combinations	11,682	11,303	47,077	43,370
Add: Employee severance	533	1,351	2,246	4,345
Add: Acquisition-related integration costs	300	353	3,683	966
Add: Acquisition-related expenses	972	2,063	2,846	5,914
Add: Restructuring costs	1,005	794	4,590	794
Subtotal	27,654	27,239	111,125	98,516
Non-GAAP income from operations	$42,333	$47,198	$170,542	$166,694
Non-GAAP operating margin	19.1%	21.5%	20.0%	21.1%

GAAP income before provision for income taxes	$11,485	$17,226	$44,622	$58,341
GAAP net income	$9,334	$36,638	$44,841	$73,633

Shares used in computing GAAP diluted earnings per share	48,025,617	48,014,250	48,045,084	47,775,702
GAAP diluted earnings per share	$0.19	$0.76	$0.93	$1.54

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	2,151	(19,412)	(219)	(15,292)
Add: Total non-GAAP adjustments affecting income from operations	27,654	27,239	111,125	98,516
Add (less): Loss (gain) on derivative instrument	—	10	—	(462)
Add: Loss on debt extinguishment	—	—	—	299
Non-GAAP income before provision for income taxes	39,139	44,475	155,747	156,694
Assumed non-GAAP income tax provision(1)	7,828	14,232	$31,149	$50,142
Non-GAAP net income	$31,311	$30,243	$124,598	$106,552

Shares used in computing non-GAAP diluted earnings per share	48,025,617	48,014,250	48,045,084	47,775,702
Non-GAAP diluted earnings per share	$0.65	$0.63	$2.59	$2.23

(1)
Beginning in 2018, Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The 2017 measures of non-GAAP net income and non-GAAP diluted earnings per share are calculated under Blackbaud's historical non-GAAP effective tax rate of 32.0%.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
GAAP revenue	$221,218	$217,402	$848,606	$788,487
GAAP revenue growth	1.8%		7.6%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(2,117)	1,799	(4,911)	32,832
Total Non-GAAP adjustments	(2,117)	1,799	(4,911)	32,832
Non-GAAP organic revenue (2)	$219,101	$219,201	$843,695	$821,319
Non-GAAP organic revenue growth	—%		2.7%

Non-GAAP organic revenue (2)	$219,101	$219,201	$843,695	$821,319
Foreign currency impact on non-GAAP organic revenue (3)	1,057	—	(2,402)	—
Non-GAAP organic revenue on constant currency basis (3)	$220,158	$219,201	$841,293	$821,319
Non-GAAP organic revenue growth on constant currency basis	0.4%		2.4%

GAAP recurring revenue	$199,930	$190,641	$762,181	$684,583
GAAP recurring revenue growth	4.9%		11.3%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(2,116)	1,754	(4,782)	32,503
Total Non-GAAP adjustments	(2,116)	1,754	(4,782)	32,503
Non-GAAP organic recurring revenue	$197,814	$192,395	$757,399	$717,086
Non-GAAP organic recurring revenue growth	2.8%		5.6%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

(dollars in thousands)	Years ended December 31,
	2018	2017
GAAP net cash provided by operating activities	$201,385	$176,290
Less: purchase of property and equipment	(14,719)	(10,208)
Less: capitalized software development costs	(37,629)	(28,345)
Non-GAAP free cash flow	$149,037	$137,737